EXHIBIT 4.1

Ninth Supplemental Indenture (this “Supplemental Indenture”) dated as of January 29, 2009, among AMERICAN MEDIA OPERATIONS, INC., a Delaware corporation (the “Company”), the Note Guarantors (defined on the signature pages hereto) and HSBC BANK USA, NATIONAL ASSOCIATION (as successor in interest to JPMORGAN CHASE BANK, N.A.), a national banking association duly organized and existing under the laws of the United States of America, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore entered into an Indenture, dated as of February 14, 2002, with the Note Guarantors parties thereto and the Trustee, as supplemented by the First Supplemental Indenture, dated as of December 30, 2002, the Second Supplemental Indenture, dated as of January 23, 2003, the Third Supplemental Indenture, dated as of March 17, 2006, the Fourth Supplemental Indenture, dated as of June 26, 2006, the Fifth Supplemental Indenture, dated as of August 18, 2006, the Sixth Supplemental Indenture, dated as of November 2, 2006, the Seventh Supplemental Indenture, dated as of February 15, 2007, and the Eighth Supplemental Indenture, dated as of May 15, 2007 (as supplemented, the “Indenture”), providing for the issuance of the Company’s 10 1/4% Series B Senior Subordinated Notes due 2009 (the “Notes”);

WHEREAS, as of the date hereof, $414,544,000 aggregate principal amount of the Notes are outstanding (the “Outstanding Amount”) and no other Notes have been issued or are outstanding pursuant to the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Note Guarantors and the Trustee may amend certain provisions of the Indenture or the Notes outstanding thereunder with the written consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”);

WHEREAS, the Company has offered to purchase all of the outstanding Notes (the “Offer”) upon the terms and subject to the conditions set forth in the Amended Offer to Purchase and Consent Solicitation Statement dated January 9, 2009 (as amended, supplemented or modified, the “Offer to Purchase”), and in connection therewith has solicited consents from Holders of the Notes to the amendments (the “Amendments”) to the Indenture set forth in this Supplemental Indenture;

WHEREAS, the Offer and the effectiveness of the Amendments are conditioned upon, among other things, obtaining of the Requisite Consents to the Amendments prior to the expiration date of the Offer;

WHEREAS, the Company has received and delivered to the Trustee the Requisite Consents to effect the Amendments under the Indenture and has satisfied or waived all other conditions to the Offer;

WHEREAS, the Company and the Note Guarantors have been authorized by a resolution of their boards of directors to enter into this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement of the Company and the Note Guarantors have been done, including receipt of the Requisite Consents to amend the Indenture and the Notes as set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Note Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS TO THE INDENTURE

1. Amendments to Table of Contents. The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.02 through and including 4.08 and Sections 4.10 through and including 4.14 and inserting, in each case, in lieu thereof the phrase “[intentionally omitted].”

2. Amendments to Certain Provisions. The following provisions of the Indenture shall be amended hereby as follows:

(a) Sections 1.01 and 1.02 of the Indenture shall be amended by deleting all definitions of terms, and references to terms, that are used exclusively in the text of the Indenture and the Notes that are being otherwise eliminated by this Supplemental Indenture.

(b) Section 2.02 of the Indenture shall be amended by deleting from the text of the last sentence of such Section the phrase “$1,000” and “; provided that” and inserting in lieu thereof, respectively, the phrases “$1.00” and “, and”.

(c) Section 3.02 of the Indenture shall be amended by deleting from the text of such Section the phrase “$1,000” each time such phrase appears therein and inserting in lieu thereof the phrase “$1.00”.

(d) Section 4.02 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 4.03 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 4.04 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 4.05 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 4.06 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 4.07 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 4.08 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 4.10 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 4.11 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m) Section 4.12 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(n) Section 4.13 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(o) Section 4.14 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(p) Section 5.01 of the Indenture shall be amended by deleting the text of each of clauses (a)(ii), (a)(iii), (a)(iv), (b)(ii) and (b)(iii) (including the proviso following clause (b)(iii)) of such Section in its entirety and inserting, in each case, in lieu thereof the phrase “[intentionally omitted]”.

(q) Section 6.01 of the Indenture shall be amended by deleting the text of each of clauses (c), (d), (f), (i) and (j) of such Section in its entirety and inserting, in each case, in lieu thereof the phrase “[intentionally omitted]”.

(r) Section 6.01 of the Indenture shall be amended by deleting from the text of clauses (g) and (h) of such Section the phrase “or any Significant Subsidiary” each time such phrase appears therein.

(s) Section 8.01 of the Indenture shall be amended by deleting from the text of clause (b) of such Section the following:

(1) the subsection title “i”;

(2) the phrase “or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12 and 4.13 and the operation of Section 5.01(a)(iii), 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) and 6.01(i) (“covenant defeasance option”)” in the first sentence of clause (b);

(3) the second sentence of clause (b); and

(4) the sentence: “If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) or 6.01(i) or because of the failure of the Company to comply with clause Section 5.01(a)(iii).” in the second paragraph of clause (b).

(t) Section 8.02 of the Indenture shall be amended by deleting the text of each of clauses (c), (e), (f) and (g) of such Section in its entirety and inserting, in each case, in lieu thereof the phrase “[intentionally omitted]”.

(u) Section 8.02 of the Indenture shall be amended by deleting from the text of the first sentence of such Section the phrase “or its covenant defeasance option”.

(v) Section 2.4 of Appendix A to the Indenture shall be amended by deleting from the text of clause (b) of such Section the phrase “$1,000” and inserting in lieu thereof the phrase “$1.00”.

(w) Section 7 of each Note shall be amended by deleting from the text of such Section the phrase “$1,000” each time such phrase appears therein and inserting in lieu thereof the phrase “$1.00”.

(x) Section 10 of each Note shall be amended by deleting from the text of such Section the phrase “$1,000” each time such phrase appears therein and inserting in lieu thereof the phrase “$1.00”.

ARTICLE II

MISCELLANEOUS

1. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

2. Effectiveness of the Supplemental Indenture. This Supplemental Indenture shall take effect on the date hereof, provided, however, that the amendments provided for in Article I hereof shall become operative only on such date (the “Operative Date”) as the Company accepts for payment, pursuant to the Offer to Purchase, at least a majority in aggregate principal amount of the outstanding amount of the Notes, and notifies the Trustee in writing of such acceptance and setting forth the Operative Date. Subject to the foregoing, the provisions set forth in this Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Supplemental Indenture.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Concerning the Trustee. (a) The recitals contained herein shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture. In addition, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

(b) The Company and each Note Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the execution and delivery of this Supplemental Indenture and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Note Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and the Note Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and the Note Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

5. Separability. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the date first above written.

AMERICAN MEDIA OPERATIONS, INC.,

by:	/s/ Dean D. Durbin
Name:	Dean D. Durbin
Title:	Chief Operating Officer and Chief Financial Officer

On behalf of

AM AUTO WORLD WEEKLY, INC.
AMI BOOKS, INC.
AMI FILMS, INC.
AMERICAN MEDIA CONSUMER ENTERTAINMENT, INC.
AMERICAN MEDIA CONSUMER MAGAZINE GROUP, INC.
AMERICAN MEDIA DISTRIBUTION & MARKETING GROUP, INC.
AMERICAN MEDIA MINI MAGS, INC.
AMERICAN MEDIA NEWSPAPER GROUP, INC.
AMERICAN MEDIA PROPERTY GROUP INC.
COUNTRY MUSIC MEDIA GROUP, INC.
DISTRIBUTION SERVICES, INC.
GLOBE COMMUNICATIONS CORP.
GLOBE EDITORIAL, INC.
MIRA! EDITORIAL, INC.
NDSI, INC.
NATIONAL ENQUIRER, INC.
NATIONAL EXAMINER, INC.
STAR EDITORIAL, INC.
SYL COMMUNICATIONS
WEIDER PUBLICATIONS, LLC
(collectively, the “Note Guarantors”)

by:	/s/ Dean D. Durbin
Name:	Dean D. Durbin
Title:	Chief Operating Officer and Chief Financial Officer

[10 1 /4% Notes Supplemental Indenture Signature Page]

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

by:	/s/Anthony A. Bocchino, Jr.
Name:	Anthony A. Bocchino, Jr.
Title:	Vice President

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